SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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KANA SOFTWARE, INC.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

In its Proxy Statement filed May 7, 2002, the Registrant misreported certain information regarding persons or entities that beneficially owned more than five percent of its outstanding stock. The updated information is included in this Proxy Statement Supplement.

OWNERSHIP OF SECURITIES

Based on 22,743,989 shares of our common stock outstanding as of April 17, 2002:

•
Amerindo Investment Advisors, Inc. (Amerindo) and persons and entities affiliated with Amerindo beneficially owned 2,289,868 shares representing approximately 10.1% of our outstanding shares. Amerindo’s address is One Embarcadero Center, Suite 2300, San Francisco, CA 94111. To determine the number of shares beneficially owned by Amerindo, we have relied on Amerindo’s amended Schedule 13-G filed with the SEC on February 22, 2002.

•
Gilder, Gagnon, Howe & Co. LLC (GGH) beneficially owned 1,372,036 shares representing approximately 6.0% of our outstanding shares. GGH’s address is 1775 Broadway, 26th Floor, New York, NY 10019. To determine the number of shares beneficially owned by GGH, we have relied on GGH’s Schedule 13-G filed with the SEC on April 10, 2002.

•
Husic Capital Management (HCM) and persons and entities associated with HCM beneficially owned 2,046,757 shares representing approximately 9.0% of our outstanding shares. HCM’s address is 555 California Street, Suite 2900 San Francisco, California 94104. To determine the number of shares beneficially owned by HCM, we have relied on HCM’s Schedule 13-G filed with the SEC on April 10, 2002.